UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2025
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37616	8742	47-4122583
(Commission File Number)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company” or “its” refer to The RMR Group Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, pursuant to a recommendation of the Nominating and Governance Committee, our Board of Directors (our “Board”) elected Matthew P. Jordan, our Chief Operating Officer, as a Managing Director, effective January 1, 2026.

Mr. Jordan, age 50, has served as our Chief Operating Officer since October 1, 2025 and as an Executive Vice President of the Company since 2018. Previously Mr. Jordan served as the Chief Financial Officer and Treasurer of the Company from 2015 to 2025. Mr. Jordan has also served as the Chief Operating Officer of The RMR Group LLC (“RMR LLC”) since October 2025, as the Chief Financial Officer and Treasurer of RMR LLC from 2015 to 2025 and as an Executive Vice President of RMR LLC since October 2017. Mr. Jordan, in his role as the Chief Operating Officer, is responsible for the Company’s capital formation and strategic growth and overseeing the Company’s shared service functions and operating platforms. Mr. Jordan has served as a managing trustee of Seven Hills Realty Trust since 2021 and from June 2022 to December 2025 as a managing trustee of Industrial Logistics Properties Trust. Mr. Jordan served as a managing trustee of Tremont Mortgage Trust from January 2021 until it merged with Seven Hills Realty Trust in September 2021. Mr. Jordan was an executive vice president, chief financial officer and treasurer of RMR Advisors LLC from October 2017 until it merged with Tremont Realty Capital LLC, or Tremont, in January 2021. Mr. Jordan has been a director, president and chief executive officer of Tremont since January 2021; he was the executive vice president from October 2017 to December 2020, treasurer and chief financial officer from its formation in 2016 to December 2020 and a vice president from its formation until October 2017.

Mr. Jordan succeeds Jennifer B. Clark as a Managing Director, who is retiring effective December 31, 2025. In connection with her retirement, Ms. Clark resigned from the Board and advised the Board that her resignation was not the result of any disagreement with us, our management or the Board on any matter relating to our operations, policies or practices.

Mr. Jordan qualifies as a Managing Director in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and the Company’s Fifth Amended and Restated Bylaws.

For his service as a Managing Director, Mr. Jordan will be entitled to the compensation we generally provide to our Managing Directors. There is no arrangement or understanding between Mr. Jordan and any other person pursuant to which Mr. Jordan was elected as a Managing Director of the Company. There are no transactions, relationships or agreements between Mr. Jordan and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Jordan does not have a family relationship with any member of the Board or any of our executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: December 19, 2025	By:	/s/ Matthew C. Brown
Matthew C. Brown
Executive Vice President, Chief Financial Officer and Treasurer

3